As filed with the Securities and Exchange Commission on February 18, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LTC PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)
Maryland (State or Other Jurisdiction of Incorporation or Organization)	71-0720518 (I.R.S. Employer Identification No.)
2829 Townsgate Road, Suite 350
Westlake Village, CA 91361
(805) 981-8655
(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
WENDY L. SIMPSON
Chairman and Chief Executive Officer
LTC Properties, Inc.
2829 Townsgate Road, Suite 350
Westlake Village, CA 91361
(805) 981-8655
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)
With a Copy to:
HERBERT F. KOZLOV
ARON IZOWER
WENDY GRASSO
Reed Smith LLP
599 Lexington Avenue
New York, NY 10022-7650
(212) 521-5400
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒ Accelerated filer ☐Non-accelerated filer ☐Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Common Stock
Preferred Stock
Warrants
Debt Securities
Depositary Shares
Units
We may from time to time in one or more offerings, offer and sell one or any combination of the securities we describe in this prospectus, either individually or as units comprised of one or more of the other securities. When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities including the offering price of the securities. We may offer to sell these securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering.
In addition, any selling security holders to be named in a prospectus supplement may offer and sell common stock from time to time in such amounts and with such discounts and commissions as are set forth in a prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds from the sale of common stock by any selling security holders.
You should read this prospectus, the accompanying prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed incorporated by reference in this prospectus, carefully before you make your investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
To assist us in qualifying as a real estate investment trust for U.S. federal income tax purposes (“REIT”), our charter contains certain restrictions relating to the ownership and transfer of shares of our capital stock. See “Restrictions on Ownership and Transfer” in this prospectus.
Our common stock is listed on the New York Stock Exchange under the symbol “LTC.” The last reported closing price of our common stock on February 17, 2022 on the New York Stock Exchange was $34.05. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus and set forth in the documents incorporated or deemed incorporated by reference herein before making any decision to invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission or regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 18, 2022.

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ABOUT THIS PROSPECTUS
When used in this prospectus, the terms “company”, “we”, “us” and “our” refer to LTC Properties, Inc. and its subsidiaries as a combined entity, except where it is made clear that such terms mean only LTC Properties, Inc.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. Each time we or any selling security holders sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement, or any related free writing prospectus we may authorize to be delivered to you, any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and a later dated prospectus supplement or related free writing prospectus, you should rely on the information in the most recent prospectus supplement or related free writing prospectus.
Neither we nor any selling security holders have authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, and any related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, an accompanying prospectus supplement, and any related free writing prospectus. This prospectus, any accompanying prospectus, and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any accompanying prospectus supplement, and any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement, and any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any accompanying prospectus supplement, or any related free writing prospectus is delivered or securities are sold on a later date.
As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site described below under the heading “Where You Can Find Additional Information.”
OUR COMPANY
We are a self-administered health care REIT that invests primarily in seniors housing and health care properties primarily through sale-leasebacks, mortgage financing, joint ventures and structured finance solutions including preferred equity and mezzanine lending. We primarily invest in skilled nursing centers, assisted living communities, independent living communities, memory care communities and combinations thereof.
As of December 31, 2021, we had $1.4 billion in carrying value of net investments consisting of $1.0 billion, or 72.5% of our total investment portfolio, invested in owned properties, $0.3 billion, or 24.2% of our total investment portfolio, invested in mortgage loans secured by first mortgages, $28.3 million, or 2.0% of our total investment portfolio, invested in notes receivable and $19.3 million, or 1.3% of our total investment portfolio, invested in unconsolidated joint ventures. As of December 31, 2021, our portfolio consists of investments in 119 assisted living communities, 73 skilled nursing centers, one behavioral health care hospital, and three parcels of land held-for-use. These properties are located in 28 states to 35 different operators. Assisted living communities, independent living communities, memory care communities and combinations thereof are included in the assisted living property classification.
LTC Properties, Inc. was incorporated on May 12, 1992 in the State of Maryland and commenced operations on August 25, 1992. We were organized to qualify, and intend to continue to qualify, as a REIT.

So long as we qualify, with limited exceptions, we may deduct distributions, both preferred dividends and common dividends, to our stockholders from our taxable income. We have made distributions, and intend to continue to make distributions to our stockholders, in order to eliminate any federal tax liability.
Our principal executive office is located at 2829 Townsgate Road, Suite 350, Westlake Village, CA 91361 and our telephone number is (805) 981-8655.
RISK FACTORS
Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the risk factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in the section entitled “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 10-K, as well as any amendments or additions thereto reflected in subsequent filings with the SEC. Each of these risk factors could materially and adversely affect our business, financial condition, results of operations, liquidity, ability to pay dividends or stock price.
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
This prospectus, any prospectus supplement, any related free writing prospectus, and the information incorporated by reference in this prospectus and any prospectus supplement contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or the negative of those words or similar words. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, our dependence on our operators for revenue and cash flow; the duration and extent of the COVID-19 pandemic; government regulation of the health care industry; federal and state health care cost containment measures including reductions in reimbursement from third-party payors such as Medicare and Medicaid; required regulatory approvals for operation of health care facilities; a failure to comply with federal, state, or local regulations for the operation of health care facilities; the adequacy of insurance coverage maintained by our operators; our reliance on a few major operators; our ability to renew leases or enter into favorable terms of renewals or new leases; the impact of inflation; operator financial or legal difficulties; the sufficiency of collateral securing mortgage loans; an impairment of our real estate investments; the relative illiquidity of our real estate investments; our ability to develop and complete construction projects; our ability to invest cash proceeds for health care properties; a failure to qualify as a REIT; our ability to grow if access to capital is limited; and a failure to maintain or increase our dividend. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under “Risk Factors” contained in this prospectus, any prospectus supplement, and in other information contained in our publicly available filings with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and other reports we file with the SEC under the Exchange Act. Although we believe that these forward looking statements are reasonable, there is no assurance that our expectations will be fulfilled. You are cautioned not to put undue reliance on these forward-looking statements. We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise.
USE OF PROCEEDS
Unless otherwise described in the applicable prospectus supplement or any related free writing prospectus, we intend to use the net proceeds from the sale of our securities for general business purposes, which may include, among other things, the repayment of indebtedness, the development and acquisition of additional properties and other acquisition transactions, the expansion and improvement of certain properties in our portfolio, and mortgage loan originations. We will not receive any proceeds from any sale of common stock by any selling security holders.
GENERAL DESCRIPTION OF THE OFFERED SECURITIES
We may from time to time in one or more offerings, offer and sell one or any combination of the securities we describe in this prospectus, either individually or as units comprised of one or more of the other securities.
The terms of any specific offering of securities, including the terms of any units offered, will be set forth in a prospectus supplement or a free writing prospectus relating to such offering.
Pursuant to our Articles of Restatement, as amended and supplemented to date, and referred to in this prospectus as our charter, we are authorized to issue 60,000,000 shares of common stock and 15,000,000 shares of preferred stock, each share having a par value of $0.01. As of February 10, 2022, there 39,496,909 shares of our common stock outstanding and no shares of our preferred stock outstanding.
Securities may be issued in certificated or uncertificated form, as disclosed in the applicable prospectus supplement.

DESCRIPTION OF OUR COMMON STOCK
General
The following description of our common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement and free writing prospectus may relate, including a prospectus supplement or free writing prospectus providing that common stock will be issuable upon conversion of our debt securities or our preferred stock or upon the exercise of common stock warrants issued by us. The statements below describing our common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws.
Holders of our common stock will be entitled to receive dividends when, as and if authorized by our Board of Directors and declared by us, out of assets legally available therefore. Payment and declaration of dividends on the common stock and purchases of shares thereof by us may be subject to certain restrictions if we fail to pay dividends on any class or series of our preferred stock then outstanding. Upon our liquidation, dissolution or winding up, holders of common stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of our debts and other liabilities and the preferential amounts owing with respect to any of our outstanding preferred stock.
Our common stock will possess voting rights for the election of directors and in respect of other corporate matters, with each share entitling the holder thereof to one vote. Holders of common stock will not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all of the shares of our common stock voting for the election of directors will be able to elect all of the directors if they choose to do so and, accordingly, the holders of the remaining shares will be unable to elect any directors. Holders of shares of common stock will not have preemptive rights, which mean they have no right to acquire any additional shares of common stock that may be issued by us at a subsequent date. Our common stock will, when issued, be fully paid and nonassessable and will not be subject to preemptive or similar rights.
Under Maryland law and our charter, a distribution (whether by dividend, redemption or other acquisition of shares) to holders of shares of our common stock may be made only if, after giving effect to the distribution, we are able to pay our indebtedness as it becomes due in the usual course of business and our total assets are greater than our total liabilities plus the amount necessary to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to the holders of our common stock and we can pay our debts as they become due. We have complied with these requirements in all of our prior distributions to holders of our common stock.
The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock which are outstanding or which we may designate and issue in the future. See “Description of Our Preferred Stock” below.

DESCRIPTION OF OUR PREFERRED STOCK
Under our charter, our Board of Directors may from time to time establish and issue one or more classes or series of preferred stock and fix the designations, powers, preferences and rights of the shares of such classes or series and the qualifications, limitations or restrictions thereon, including, but not limited to, the fixing of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions) and the liquidation preferences.
The following description of our preferred stock sets forth certain general terms and provisions of our preferred stock to which any prospectus supplement and any free writing prospectus may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter (including the applicable articles supplementary) and bylaws.
General
Subject to limitations prescribed by Maryland law and our charter, our Board of Directors is authorized to fix the number of shares constituting each class or series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including those provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and those other subjects or matters as may be fixed by resolution of our Board of Directors or duly authorized committee thereof. Our preferred stock will, when issued, be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights. You should refer to the prospectus supplement and any free writing prospectus relating to the class or series of preferred stock offered thereby for specific terms, including:
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the class or series, title and stated value of that preferred stock;

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the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

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the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to that preferred stock;

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whether dividends on that preferred stock shall be cumulative or not and, if cumulative, the date from which dividends on that preferred stock shall accumulate;

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the procedures for any auction and remarketing, if any, for that preferred stock;

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provisions for a sinking fund, if any, for that preferred stock;

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provisions for redemption, if applicable, of that preferred stock;

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any listing of that preferred stock on any securities exchange;

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the terms and conditions, if applicable, upon which that preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

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any voting rights;

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the relative ranking and preference of the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up if other than as described in this prospectus;

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any limitations on issuance of any other series of preferred stock ranking senior to or on a parity with the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up;

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a discussion of certain federal income tax considerations applicable to that preferred stock;

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any limitations on actual, beneficial or constructive ownership and restrictions on transfer of that preferred stock and, if convertible, the related common stock, in each case as may be appropriate to preserve our status as a REIT; and

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any other material terms, preferences, rights, limitations or restrictions of that preferred stock.

Rank
Except as otherwise specified in the applicable prospectus supplement or any related free writing prospectus, the preferred stock will, with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up, rank:
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senior to all classes or series of our common stock and excess stock and to all of our equity securities the terms of which provide that those equity securities are junior to the preferred stock;

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on a parity with all of our equity securities other than those referred to in bullet-point immediately above and the bullet-point immediately below; and

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junior to all of our equity securities the terms of which provide that those equity securities will rank senior to it.

For these purposes, the term “equity securities” does not include convertible debt securities.
Dividends
Holders of shares of our preferred stock of each class or series shall be entitled to receive, when, as and if authorized by our Board of Directors and declared by us, out of our assets legally available for payment, cash dividends at rates and on dates as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our Board of Directors.
Dividends on any class or series of our preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will accumulate from and after the date set forth in the applicable prospectus supplement. If our Board of Directors fails to authorize a dividend payable on a dividend payment date on any class or series of our preferred stock for which dividends are non-cumulative, then the holders of that class or series of our preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that class or series are declared payable on any future dividend payment date.
Except as otherwise specified in the applicable prospectus supplement or any related free writing prospectus, if any shares of our preferred stock of any class or series are outstanding, no full dividends shall be authorized or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, on a parity with or junior to the preferred stock of that class or series for any period unless:
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if that class or series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for that payment on the preferred stock of that class or series for all past dividend periods; or

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if that class or series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for that payment on the preferred stock of that class or series.

Except as otherwise specified in the applicable prospectus supplement or any related free writing prospectus, when dividends are not paid in full (or a sum sufficient for their full payment is not so set apart) upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking on a parity as to dividends with the preferred stock of that class or series, all dividends declared upon shares of preferred stock of that class or series and any other class or series of preferred stock ranking on a parity as to dividends with that preferred stock shall be authorized pro rata so that the amount of dividends authorized per share on the preferred stock of that class or series and that other class or series of preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of that class or series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that preferred stock does not have a cumulative dividend) and that other class or series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of that series that may be in arrears.
Except as provided in the immediately preceding paragraph or as otherwise provided in the applicable prospectus supplement or any related free writing prospectus, unless: (a) if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period; and (b) if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set aside for payment for the then current dividend period, then no dividends (other than in our common stock or other stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding up) shall be authorized or paid or set aside for payment or other distribution shall be authorized or made upon our common stock, excess stock or any of our other stock ranking junior to or on a parity with the preferred stock of that class or series as to dividends or upon liquidation, nor shall any common stock, excess stock or any of our other stock ranking junior to or on a parity with the preferred stock of such class or series as to dividends or upon our liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of that stock) by us (except by conversion into or exchange for other of our stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding up).
Any dividend payment made on shares of a class or series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that class or series which remains payable.
Redemption
If the applicable prospectus supplement so states, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement or any related free writing prospectus.
The prospectus supplement relating to a class or series of preferred stock that is subject to mandatory redemption will specify the number of shares of that preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if that preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.
Notwithstanding the foregoing and except as otherwise specified in the applicable prospectus supplement or free writing prospectus, unless:
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if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of any class or series of preferred stock shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past dividend periods; and

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if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any class or series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current dividend period;

no shares of any class or series of preferred stock shall be redeemed unless all outstanding shares of preferred stock of that class or series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of that class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that class or series.
If fewer than all of the outstanding shares of preferred stock of any class or series are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by those holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us that will not result in the issuance of any excess preferred stock.
Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of a share of preferred stock of any class or series to be redeemed at the address shown on our stock transfer books. Each notice shall state:
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the redemption date;

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the number of shares and class or series of the preferred stock to be redeemed;

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the redemption price;

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the place or places where certificates for that preferred stock are to be surrendered for payment of the redemption price;

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that dividends on the shares to be redeemed will cease to accrue on that redemption date; and

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the date upon which the holder’s conversion rights, if any, as to those shares shall terminate.

If fewer than all the shares of preferred stock of any class or series are to be redeemed, the notice mailed to each holder thereof shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any shares of preferred stock has been given and if the funds necessary for that redemption have been set apart by us in trust for the benefit of the holders of any shares of preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on those shares of preferred stock, those shares of preferred stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price.
Liquidation Preference
Except as otherwise specified in the applicable prospectus supplement or any related free writing prospectus, upon our voluntary or involuntary liquidation, dissolution or winding up, then, before any distribution or payment shall be made to the holders of any common stock, excess stock or any other class or series of our stock ranking junior to that class or series of preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, the holders of each class or series of preferred stock shall be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that class or series of preferred stock does not have a cumulative dividend). Except as otherwise specified in the applicable prospectus supplement or any related free writing prospectus, after payment of the full amount of the liquidating distributions to which they are entitled, the holders of that class or series of preferred stock will have no right or claim to any of our remaining assets. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that class or series of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock ranking on a parity with that class or series of preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, then the holders of that class or series of preferred stock and all other classes or series of stock shall share ratably in that distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of shares of that class or series of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of stock ranking junior to that class or series of preferred stock upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, neither our consolidation nor merger with or into any other corporation, trust or other entity nor the sale, lease, transfer or conveyance of all or substantially all of our property or business shall be deemed to constitute our liquidation, dissolution or winding up.
Voting Rights
Except as set forth below or as otherwise indicated in the applicable prospectus supplement or any related free writing prospectus, holders of preferred stock will not have any voting rights.
Whenever dividends on any shares of that class or series of preferred stock shall be in arrears for 18 months or six or more quarterly periods, the holders of those shares of that class or series of preferred stock (voting separately as a class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to our Board of Directors (and our entire Board of Directors will be increased by two directors) at a special meeting called by one of our officers at the request of a holder of that class or series of preferred stock or, if that special meeting is not called by that officer within 30 days, at a special meeting called by a holder of that class or series of preferred stock designated by the holders of record of at least 10% of the shares of any of those classes or series of preferred stock (unless that request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders), or at the next annual meeting of stockholders, and at each subsequent annual meeting until:
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if that class or series of preferred stock has a cumulative dividend, then all dividends accumulated on those shares of preferred stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment, or

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if that class or series of preferred stock does not have a cumulative dividend, then four consecutive quarterly periods of dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment.

Unless provided otherwise for any series of preferred stock, so long as any shares of preferred stock remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of each class or series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (that class or series voting separately as a class):
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authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to that class or series of preferred stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up or reclassify any of our authorized stock into those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase those shares; or

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amend, alter or repeal the provisions of our charter in respect of that class or series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that class or series of preferred stock; provided, however, that with respect to the occurrence of a merger, consolidation or other event, whereby shares of any class or series of preferred stock (or any equivalent class or series of stock issued by the surviving corporation in any merger or consolidation to which our company becomes a party), remain outstanding with the terms applicable to that class or series of preferred stock materially unchanged, the occurrence of any such merger, consolidation, or other event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the holders of such class or series of preferred stock, and provided, further that any increase in the amount of the authorized preferred stock or the creation or issuance of any other class or series of preferred stock, or any increase in the number of authorized shares of that class or series, in each case ranking on a parity with or junior to the preferred stock of that class or series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect those rights, preferences, privileges or voting powers.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required shall be effected, all outstanding shares of that class or series of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect that redemption.
Conversion Rights
The terms and conditions, if any, upon which shares of any class or series of preferred stock are convertible into common stock, debt securities or another series of preferred stock will be set forth in the applicable prospectus supplement or any free writing prospectus relating thereto. Such terms will include the number of shares of common stock or those other series of preferred stock or the principal amount of debt securities into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of that class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that class or series of preferred stock.
Listing
We may apply to list the securities which are offered and sold hereunder, as described in the prospectus supplement relating to such securities.

DESCRIPTION OF WARRANTS
Warrant To Purchase Common Stock Or Preferred Stock
The following summarizes the terms of common stock warrants and preferred stock warrants we may issue. We urge you to read the detailed provisions of the stock warrant agreement that we will enter into with a stock warrant agent we select at the time of issue.
General
We may issue stock warrants evidenced by stock warrant certificates under a stock warrant agreement independently or together with any securities we offer by any prospectus supplement or any related free writing prospectus. If we offer stock warrants, we will describe the terms of the stock warrants in a prospectus supplement or any related free writing prospectus, including, but not limited to:
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the offering price, if any;

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the number of shares of common stock or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

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if applicable, the designation and terms of the preferred stock purchasable upon exercise of the stock warrants;

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the dates on which the right to exercise the stock warrants begins and expires;

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U.S. federal income tax consequences;

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call provisions, if any;

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the currencies in which the offering price and exercise price are payable; and

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if applicable, any antidilution provisions.

Exercise Of Stock Warrants
You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. You must pay the exercise price by cash or check when you surrender your stock warrant certificate. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.
No Rights As Stockholders
Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders, or to exercise any rights whatsoever as stockholders.
Warrants To Purchase Debt Securities
The following summarizes the terms of the debt warrants we may offer. We urge you to read the detailed provisions of the debt warrant agreement that we will enter into with a debt warrant agent we select at the time of issue.
General
We may issue debt warrants in certificated or uncertificated form, independently or together with any securities offered by any prospectus supplement or any related free writing prospectus. If we offer debt warrants, we will describe the terms of the warrants in a prospectus supplement or any related free writing prospectus, including, but not limited to:

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the offering price, if any;

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the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;

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if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

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if applicable, the date on and after which the debt warrants and any related securities will be separately transferable;

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the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise;

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the dates on which the right to exercise the debt warrants begins and expires;

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U.S. federal income tax consequences;

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whether the warrants represented by the debt warrant will be issued in registered or bearer form;

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the currencies in which the offering price and exercise price are payable; and

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if applicable, any antidilution provisions.

You may exchange debt warrant for new debt warrant of different denominations and may present debt warrant for registration of transfer at the corporate trust office of the debt warrant agent, which we will list in the prospectus supplement. You will not have any of the rights of holders of debt securities, except to the extent that the consent of warrant holders may be required for certain modifications of the terms of an indenture or form of the debt security and the series of debt securities issuable upon exercise of the debt warrants. In addition, you will not receive payments of principal of and interest, if any, on the debt securities unless you exercise your debt warrant.
Exercise of Debt Warrants
You may exercise debt warrants by surrendering to the debt warrant agent the debt warrant, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver to you the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If you exercise fewer than all the debt warrants evidenced by any debt warrant certificate, the agent will deliver to you a new debt warrant representing the unexercised debt warrants.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time in one or more series. The debt securities may be issued under one or more indentures between us and a specified trustee. The forms of indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.
The statements made in this prospectus relating to the indentures and the debt securities to be issued under the indentures are summaries of the material provisions of the indentures and the debt securities to be issued thereunder. The summaries are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement or any related free writing prospectus. You should read the applicable prospectus supplement and any related free writing prospectus for the terms of the series of debt securities offered. Because the terms of specific series of debt securities offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement and any related free writing prospectus that contradicts any information below.
General
The debt securities sold under this prospectus will be our direct obligations, which may be senior or subordinated indebtedness. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt.
Within the total dollar amount available under the registration statement of which this prospectus forms a part, we may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.
We may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series. The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:
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the title and form of the debt securities;

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any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

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the person to whom any interest on a debt security of the series will be paid;

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the date or dates on which we must repay the principal;

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the rate or rates at which the debt securities will bear interest;

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the date or dates from which interest will accrue, and the dates on which we must pay interest;

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the place or places where we must pay the principal and any premium or interest on the debt securities;

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the terms and conditions on which we may redeem any debt security, if at all;

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any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

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the denominations in which we may issue the debt securities;

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the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

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the currency in which we will pay the principal of and any premium or interest on the debt securities;

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the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

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the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

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if applicable, that the debt securities are defeasible and the terms of such defeasance;

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if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, preferred stock or common stock or other securities or property;

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whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

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the subordination provisions that will apply to any subordinated debt securities;

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any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

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any addition to or change in the covenants in the indentures; and

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any other terms of the debt securities not inconsistent with the applicable indentures.

We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as “original issue discount” securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.
Denominations, Exchange, Registration And Transfer
Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000.
The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series, of any authorized denomination and of similar terms and aggregate principal amount.
Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.
If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.
Payment And Paying Agent
Except as otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium on a debt security to the person in whose name the debt security is registered at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.
Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.
The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.
At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.
If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:
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to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

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in any other lawful manner, all as the applicable indenture describes.

Merger, Consolidation Or Sale Of Assets
Under the terms of the indentures, we would be generally permitted to consolidate or merge with another company. We would be also permitted to sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to another company. Except as disclosed in the applicable prospectus supplement, however, we would not be able to take any of these actions unless the following conditions are met:
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if we merge out of existence or sell our assets, the other company must be an entity organized under the laws of one of the states of the United States or the District of Columbia or under United States federal law and must agree to be legally responsible for our debt securities; and

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immediately after the merger, sale of assets or other transaction, we may not be in default on the debt securities.

Events Of Default And Related Matters
Each of the following will constitute an event of default under each indenture:
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We do not pay the principal or any premium on a debt security when due, for more than a specified number of days past the due date.

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We do not pay interest on a debt security when due, for more than a specified number of days past the due date.

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We do not deposit any sinking fund payment when due, for more than a specified number of days past the due date.

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We fail to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or holders of a specified percentage in aggregate principal amount of the debt securities of that series.

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We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

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Any other event of default described in the applicable prospectus supplement occurs.

If an event of default has occurred and has not been cured, the trustee or the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.
The trustee will be required to give notice to the holders of debt securities to the extent provided by the Trust Indenture Act of 1939 after a default under the applicable indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of or interest on any debt security of that series, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.
Except in cases of default, where the trustee has some special duties, the trustee would not be required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an “indemnity.” If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
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you must give the trustee written notice that an event of default has occurred and remains uncured;

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the holders of at least 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost, expenses, and liabilities of taking that action;

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the trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity; and

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no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

However, you would be entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.
Every year we would furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the indentures and the debt securities, or else specifying any default.
Modification And Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:
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to fix any ambiguity, defect or inconsistency in the indenture; and

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to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:
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change the stated maturity of the principal or interest on a debt security;

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reduce the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon redemption of any debt securities;

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change the currency of payment on a debt security;

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impair your right to sue for payment;

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modify the subordination provisions, if any, in a manner that is adverse to you;

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reduce the percentage of debt securities the holders of which are required to consent to any amendment;

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modify any of the foregoing provisions.

The holders of a majority of the principal amount of outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.
Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.
Certain Covenants
The indentures contain certain covenants requiring us to take certain actions and prohibiting us from taking certain actions, including the following:
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we must maintain a paying agent in each place of payment for the debt securities;

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we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence; and

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we will cause all properties used or useful in the conduct of our business to be maintained and kept in good condition.

Any additional or different covenants or modifications to the foregoing covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.
Redemption
The indentures provide that the debt securities of any series that are redeemable may be redeemed at any time at our option, in whole or in part. Debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.
From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.
Discharge, Defeasance And Covenant Defeasance
To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:
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to maintain a registrar and paying agents and hold monies for payment in trust;

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to register the transfer or exchange of the debt securities; and

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to replace mutilated, destroyed, lost or stolen debt securities.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.
We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the debt securities may not be accelerated because of the occurrence of events of default.
To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:
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no event of default shall have occurred or be continuing;

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in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

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in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

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we satisfy other customary conditions precedent described in the applicable indenture.

Conversion Of Securities
The terms and conditions, if any, upon which any debt securities are convertible into other securities including common stock or preferred stock will be set forth in the applicable prospectus supplement. Such terms will include:
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whether such debt securities are convertible into other securities including common stock or preferred stock;

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the conversion price (or manner of calculation thereof);

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the conversion period;

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provisions as to whether conversion will be at the option of the holders or us;

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the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities; and

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Any restrictions on conversion, including restrictions directed at maintaining our REIT status.

Subordination
The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement or any related free writing prospectus, subordinated debt securities will be subordinate and junior in right of payment to senior indebtedness.
The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded.
By reason of such subordination, if we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Global Securities
The debt securities may be represented in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer. The specific material terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements:
Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depository, or to the depository or to a successor depository, or a nominee of such successor depository.
As long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the global security and the underlying debt securities. Except as set forth herein or otherwise provided in the prospectus supplement or any related free writing prospectus, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the global security or the underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee.
Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of persons, or participants, that have accounts with the depositary. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security, with respect to interests of participants, or by participants or persons that hold through participants, with respect to interests of persons other than participants.
The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. Neither we, the trustee nor any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary or the depositary is no longer in good standing under the Exchange Act or other applicable statute or regulation and a successor depositary is not appointed by us within 90 days, we will issue the debt securities in definitive form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global security or securities representing the debt securities. The depository will determine how all securities issued in exchange for a global security will be registered.
The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in debt securities represented by global securities.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES
General
We may choose to offer fractional shares or some multiple of shares of our preferred stock, rather than whole individual shares. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depositary share would represent a fraction or multiple of a share of the preferred stock and would be evidenced by a depositary receipt. We will issue depositary shares under a deposit agreement between a depositary, which we will appoint at our discretion, and us.
Deposit Agreement
We will deposit the shares of preferred stock to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be:
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LTC Properties, Inc.;

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a bank or other financial institution selected by us and named in the applicable prospectus supplement, as preferred stock depositary; and

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the holders from time to time of depositary receipts issued under that depositary agreement.

Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock. A depositary receipt may evidence any number of whole depositary shares.
We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a Current Report on Form 8-K.
Dividends and Other Distributions
The preferred stock depositary will distribute any cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of depositary shares owned by the holders. The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they own.
The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.
Redemption of Preferred Stock
If we redeem preferred stock represented by depositary shares, the preferred stock depositary will redeem the depositary shares from the proceeds it receives from the redemption, in whole or in part, of the preferred stock.
The preferred stock depositary will redeem the depositary shares at a price per share equal to the applicable fraction or multiple of the redemption price per share of preferred stock. Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the redeemed shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the preferred stock depositary will select the depositary shares to be redeemed by lot or ratably or by any other equitable method it chooses.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those shares will cease, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.
Withdrawal Of Preferred Stock
Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock, but holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary receipts for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.
Voting Deposited Preferred Stock
When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. If the preferred stock depositary does not receive specific instructions from the holders of any depositary shares representing a series of preferred stock, it will vote all shares of that series held by it proportionately with instructions received.
Conversion Of Preferred Stock
If the prospectus supplement relating to the depositary shares says that the deposited preferred stock is convertible into or exercisable or exchangeable for common stock, preferred stock of another series or our other securities, the following will apply. The depositary shares, as such, will not be convertible into or exercisable or exchangeable for any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the preferred stock depositary with written instructions to instruct us to cause conversion, exercise or exchange of the preferred stock represented by the depositary shares into or for whole shares of common stock, shares of another series of preferred stock or our other securities. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, exercise or exchange, we will cause the conversion, exercise or exchange using the same procedures as those provided for conversion, exercise or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted, exercised or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted, exercised or exchanged.
Amendment And Termination Of The Deposit Agreement
We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless the holders of at least a majority of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “— Withdrawal of Preferred Stock”, to receive shares of the related series of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.
The deposit agreement will automatically terminate if:
•
all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable; or

•
a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with our liquidation, dissolution or winding up.

We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of that termination to the recordholders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.
Charges Of Preferred Stock Depositary; Taxes And Other Governmental Charges
We will pay the fees, charges and expenses of the preferred stock depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.
Resignation and Removal Of Depositary
The preferred stock depositary may resign at any time by giving us notice, and we may remove or replace the preferred stock depositary at any time.
Reports to Holders
We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary. It will forward those reports and communications to the holders of depositary shares.
Limitation on Liability Of The Preferred Stock Depositary
The preferred stock depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The preferred stock depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.
Form of Preferred Stock and Depositary Shares
We may issue preferred stock in book-entry form. Preferred stock in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the shares of preferred stock represented by the global security. Those who own beneficial interests in shares of preferred stock will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. However, beneficial owners of any preferred stock in book-entry form will have the right to obtain their shares in non-global form.

DESCRIPTION OF UNITS
General
We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock, depositary shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions of the governing unit agreement that differ from those described below; and

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under the headings “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Depositary Shares” and will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.
Issuance In Series
We may issue units in such amounts and in numerous distinct series as we determine.
Enforceability Of Rights By Holders Of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.
We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

RESTRICTIONS ON OWNERSHIP AND TRANSFER
In addition to other qualifications, for us to qualify as a REIT, (a) not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by five or fewer individuals during the last half of our taxable year, and (b) such capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.
To ensure that we continue to meet the requirements for qualification as a REIT, our charter, subject to some exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, shares of any class or series of our capital stock in excess of 9.8% (ownership limit) of the number of then outstanding shares of any class or series of our capital stock. Under our charter, our Board of Directors may waive the ownership limit with respect to a stockholder if evidence satisfactory to the Board of Directors and our tax counsel is presented that the changes in ownership will not then or in the future jeopardize our status as a REIT. Our charter provides any transfer of capital stock or any security convertible into capital stock that would result in actual or constructive ownership of capital stock by a stockholder in excess of the ownership limit or that would result in our failure to meet the requirements for qualification as a REIT, including any transfer that results in the capital stock being owned by fewer than 100 persons or results in our company being “closely held” within the meaning of section 856(h) of the Code, notwithstanding any provisions of our charter to the contrary, will be null and void, and the intended transferee will acquire no rights to the capital stock. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT.
Any shares of our capital stock held by a stockholder in excess of the applicable ownership limit become “Excess Shares”. Under our charter, upon shares of any class or series of capital stock becoming Excess Shares, such shares will be deemed automatically to have been converted into a class separate and distinct from their original class and from any other class of Excess Shares. Upon any outstanding Excess Shares ceasing to be Excess Shares, such shares will be automatically reconverted back into shares of their original class or series of capital stock.
Our charter provides the holder of Excess Shares will not be entitled to vote the Excess Shares nor will such Excess Shares be considered issued and outstanding for purposes of any stockholder vote or the determination of a quorum for such vote. The Board of Directors, in its sole discretion, may choose to accumulate all distributions and dividends payable upon the Excess Shares of any particular holder in a non-interest bearing escrow account payable to the holder of the Excess Shares upon such Excess Shares ceasing to be Excess Shares.
In addition, we will have the right to redeem all or any portion of the Excess Shares from the holder at the redemption price, which will be the average market price (as determined in the manner set forth in our charter) of the capital stock for the prior 30 days from the date we give notice of our intent to redeem such Excess Shares, or as determined by the Board of Directors in good faith. The redemption price will only be payable upon the liquidation of our company and will not exceed the sum of the per share distributions designated as liquidating distributions declared subsequent to the redemption date with respect to unredeemed shares of record of the class from which such Excess Shares were converted. We will rescind the redemption of the Excess Shares in the event that within 30 days of the redemption date, due to a sale of shares by the holder, such holder would not be the holder of Excess Shares, unless such rescission would jeopardize our tax status as a REIT or would be unlawful in any regard.
Our charter requires that each stockholder will upon demand disclose to us in writing any information with respect to the actual and constructive ownership of shares of our capital stock as our Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.
The ownership limit provided for in our charter may have the effect of precluding the acquisition of control of our company unless the Board of Directors determines that maintenance of REIT status is no longer in our best interests.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
The following description of certain provisions of Maryland law and of our charter and bylaws is only a summary. For a complete description, we refer you to Maryland law, our charter and bylaws. We have incorporated by reference our charter and bylaws as exhibits to the registration statement of which this prospectus is a part.
Board Of Directors — Number And Vacancies
Our bylaws provide that the number of our directors shall be six unless a majority of the members of our Board of Directors establishes some other number not less than three and not more than nine. Our Board of Directors is currently comprised of six directors. Our bylaws also provide, that notwithstanding the preceding sentence, upon the occurrence of a default in the payment of dividends on any class or series of our preferred stock, or any other event, which would entitle the holders of any class or series of our preferred stock to elect additional directors to our Board of Directors, the number of our directors will thereupon be increased by the number of additional directors to be elected by the holders of such class or series of our preferred stock (even if the resulting number of directors is more than nine), and such increase in the number of directors shall remain in effect for so long as the holders of such class or series of our preferred stock are entitled to elect such additional directors.
Our bylaws provide that a vacancy on our Board of Directors which arises through the death, resignation or removal of a director or as a result of an increase by our Board of Directors in the number of directors may be filled by the vote of a majority of the remaining directors even if such majority is less than a quorum, and a director so elected by our Board of Directors to fill a vacancy shall serve until the next annual meeting of our stockholders and until his successor shall be duly elected and qualified. Our stockholders may elect a successor to fill a vacancy on our Board of Directors which results from the removal of a director.
Removal Of Directors
Under Maryland law, our stockholders may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of our directors except in certain circumstances specified in the statute which do not apply.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations generally include mergers, consolidations, share exchanges, or, in circumstances specified in the statute, asset transfers, issuances or reclassifications of equity securities, or, the adoption of certain plans of liquidation or dissolution. An interested stockholder is defined as:
•
any person who beneficially owns directly or indirectly ten percent or more of the voting power of the corporation’s shares; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the Board of Directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. In approving such a transaction, however, the Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least:
•
80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the Board of Directors before the time that the interested stockholder becomes an interested stockholder. Our Board of Directors has not adopted resolutions exempting any transactions from the business combination statute.
The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
•
one-tenth or more but less than one-third,

•
one-third or more but less than a majority, or

•
a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of directors, upon satisfaction of certain conditions, including the delivery of an acquiring person statement containing certain required information and the delivery of an undertaking to pay certain expenses, by written request made at the time of delivery of such acquiring person statement, to call a special meeting of stockholders to be held within 50 days after receiving both the request and undertaking to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our stock. There can be no assurance that this provision of our bylaws will not be amended or eliminated at any time in the future.
Amendment To Our Charter
Subject to the provisions of any class or series of our capital stock at the time outstanding, any amendment to our charter must be approved by our stockholders by the affirmative vote of not less than two thirds of all of the votes entitled to be cast on the matter.
Dissolution
The dissolution of our company must be approved by our stockholders by the affirmative vote of not less than two thirds of all of the votes entitled to be cast on the matter.
Advance Notice Of Director Nominations And New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (a) by, or at the direction of, a majority of the Board of Directors or a duly authorized committee thereof or (b) by any holder of record (both as of the time notice of such nomination or matter is given by the stockholder as set forth in our bylaws and as of the record date for the annual meeting in question) of any shares of our capital stock entitled to vote at such annual meeting who complies with the advance notice procedures set forth in our bylaws. Pursuant to our bylaws, nominations of persons for election as directors and other stockholder proposals shall be made pursuant to timely notice in writing to the secretary of our company. To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of our company not less than 60 days nor more than 150 days prior to the anniversary of the last annual meeting of stockholders. Any stockholder who seeks to make such a nomination or to bring any matter before an annual meeting, or his representative, must be present in person at the annual meeting.
Unsolicited Takeovers
Under certain provisions of Maryland law relating to unsolicited takeovers, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject to any or all of certain statutory provisions, in whole or in part, relating to unsolicited takeovers which would:
•
automatically classify its board of directors into three classes with staggered terms of three years each;

•
vest in its board of directors the exclusive right to determine the number of directors;

•
vest in its board of directors the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board of directors, even if the remaining directors do not constitute a quorum, and provide that any director so elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred;

•
impose a requirement that the affirmative vote of at least two-thirds of all votes entitled to be cast by the stockholders generally in the election of directors is required to remove a director; and

•
impose a requirement that a stockholder requested special meeting need be called only if requested by stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.

An election to be subject to any or all of the foregoing statutory provisions may be made in our charter or bylaws or by resolution of our board of directors. Any such statutory provision to which we elect to be subject will apply even if other provisions of Maryland law or our charter or bylaws provide to the contrary.

If we made an election to be subject to the statutory provisions described above which automatically classify our board of directors into three classes with staggered terms of three years each, the classification and staggered terms of office of our directors will make it more difficult for a third party to gain control of our board of directors since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of our board of directors.
We have not elected to become subject to any of the foregoing statutory provisions relating to unsolicited takeovers. However, we could, by resolutions adopted by our board of directors and without stockholder approval, elect to become subject to some or all of these statutory provisions.
Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
The business combination provisions of Maryland law, the control share acquisition provisions of Maryland law if our bylaws are amended to make acquisitions of shares of our stock subject thereto, the unsolicited takeover provisions of Maryland law if we elect to be subject thereto, the advance notice provisions of our bylaws and certain other provisions of Maryland law and our charter and bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code (“the Code”). We believe that we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code commencing with our taxable year ending December 31, 1992. We intend to continue to operate in such a manner, but there is no assurance that we have operated or will continue to operate in a manner so as to qualify or remain qualified.
If we continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” (once at the corporate level when earned and once at the stockholder level when distributed) that generally results from investment in a non-REIT corporation.
However, we will be subject to federal income tax as follows:
First, we will be taxed at regular corporate rates (now at a single rate of 21% under the Tax Cuts and Jobs Act (the “TCJA”)) on any undistributed taxable income, including undistributed net capital gains.
Second, under certain circumstances, we may be subject to the alternative minimum tax for taxable years ending prior to January 1, 2018, if our dividend distributions are less than our alternative minimum taxable income.
Third, if we have (i) net income from the sale or other disposition of foreclosure property which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, we may elect to be subject to tax at the highest corporate rate on such income, (now at a single rate of 21% under the TCJA), if necessary to maintain our REIT status. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.
Fourth, if we have net income from “prohibited transactions”, a sale or other disposition of property other than foreclosure property held for sale to customers in the ordinary course of business, such income will be subject to a 100% tax.
Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we will be subject to a tax equal to (a) the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income tests multiplied by (b) a fraction intended to reflect our profitability.
Sixth, if we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.
Seventh, if we acquire an asset which meets the definition of a built-in gain asset from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in certain transactions in which the basis of the built-in gain asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and if we subsequently recognize gain on the disposition of such asset during the five-year period, called the recognition period, beginning on the date on which we acquired the asset, then, to the extent of the built-in gain (i.e., the excess of (a) the fair market value of such asset over (b) our adjusted basis in such asset, both determined as of the beginning of the recognition period), such gain will be subject to tax at the highest regular corporate tax rate, (now at a single rate of 21% under the TCJA), pursuant to IRS regulations.
Eighth, if we have taxable REIT subsidiaries (each a “TRS”) and they are required to be reported on a combined basis, we would be subject to corporate tax (now at a single rate of 21% under the TCJA) on the taxable income of the TRSs. In addition, we will also be subject to a tax of 100% on the amount of any (i) rental income received by us in connection with services performed by TRSs, (ii) deductions of TRSs for payments to us, (iii) redetermined interest paid to us by any of our TRSs and (iv) income realized by TRSs attributable to services provided to, or on behalf of, us to the extent that any such amounts identified in (i), (ii), (iii) or (iv) exceed arm’s length, commercially reasonable pricing.
Ninth, if we fail to satisfy any of the REIT asset tests, as described below, by more than a de minimis amount, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (now at a single rate of 21% under the TCJA) multiplied by the net income generated by the non-qualifying assets that caused us to fail such test.
Tenth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.
Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and, as a result of such deemed payment, would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.
Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined by Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.
Finally, if we own a residual interest in a real estate mortgage investment conduit (“REMIC”), we will be taxed at the highest corporate rate (now at a single rate of 21% under the TCJA) on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our shares that is held in record name by “disqualified organization.” A “disqualified organization” includes the United States, any state or political subdivision thereof, any foreign government or international organization, any agency or instrumentality of any of the foregoing, any rural electrical or telephone cooperative and any tax-exempt organization (other than a farmer’s cooperative described in Section 521 of the Code) that is exempt from income taxation and from the unrelated business taxable income provisions of the Code. However, to the extent that we own a REMIC residual interest through a TRS, we will not be subject to this tax.
Requirements for Qualification.   The Code defines a REIT as a corporation, trust or association:
(1)
which is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)
which would be taxable, but for Sections 856 through 860 of the Code, as a domestic corporation;

(4)
which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)
the beneficial ownership of which is held by 100 or more persons;

(6)
during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (including specified entities);

(7)
which meets certain other tests, described below, regarding the amount of its distributions and the nature of its income and assets;

(8)
that elects to be a REIT, or has made such election for a previous year, and satisfies the applicable filing and administrative requirements to maintain qualifications as a REIT; and

(9)
that adopts a calendar year accounting period.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and certain other entities are treated as individuals, subject to a “look-through” exception.
Pursuant to the Code and applicable Treasury Regulations, we must maintain certain records and request certain information from our stockholders designed to disclose the actual ownership of our stock. Based on publicly available information, we believe we have satisfied the share ownership requirements set forth in conditions (5) and (6). In addition, Sections 9.2 and 9.3 of our charter provide for restrictions regarding the transfer and ownership of shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6). These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6).
We have complied with, and will continue to comply with, regulatory rules to send annual letters to certain of our stockholders requesting information regarding the actual ownership of our stock. If despite sending the annual letters, we do not know, or after exercising reasonable diligence would not have known, whether we failed to satisfy ownership requirement set forth in condition (6) above, we will be treated as having satisfied such condition. If we fail to comply with these regulatory rules, we will be subject to a monetary penalty. If our failure to comply was due to intentional disregard of the requirement, the penalty would be increased. However, if our failure to comply was due to reasonable cause and not willful neglect, no penalty would be imposed.
Income Tests.   There presently are two gross income requirements that we must satisfy to qualify as a REIT:
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First, at least 75% of our gross income (excluding gross income from “prohibited transactions,” as defined below) for each taxable year must generally be derived directly or indirectly from investments relating to real property or mortgages on real property, (or interest in real property), including rents from real property, or from certain types of temporary investment income.

•
Second, at least 95% of our gross income for each taxable year must generally be directly or indirectly derived from income that qualifies under the 75% test, and from dividends (including dividends from TRSs), interest and gain from the sale or other disposition of stock or securities.

Cancellation of indebtedness income generated by us is not taken into account in applying the 75% and 95% gross income tests discussed above.
Rents received by us will qualify as “rents from real property” for purposes of satisfying the gross income tests for a REIT only if several conditions are met:
•
The amount of rent must not be based in whole or in part on the income or profits of any person, although rents generally will not be excluded merely because they are based on a fixed percentage or percentages of receipts or sales.

•
Rents received from a tenant will not qualify as rents from real property if the REIT, or an owner of 10% or more of the REIT, also directly or constructively owns 10% or more of the tenant, unless the tenant is our TRS and certain other requirements are met with respect to the real property being rented.

•
If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•
We generally must not furnish or render services to tenants, other than through a TRS or an “independent contractor” from whom we derive no income, except that we may directly provide services that are “usually or customarily rendered” in the geographic area in which the property is located in connection with the rental of real property for occupancy only, or are not otherwise “rendered to the occupant for his convenience.”

Under current law, a REIT is permitted to render a de minimis amount of impermissible services to tenants and still treat amounts received with respect to that property as rents from real property. The amount received or accrued by the REIT during the taxable year for the impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the REIT directly or indirectly from the property. If the amount received or accrued by the REIT during the taxable year for impermissible services with respect to a property exceeds 1% of the total amounts received or accrued with respect to such property, then none of the rents received or accrued from such property shall be treated as rents from real property. The amount received for any service or management operation for this purpose shall be deemed to be not less than 150% of the direct cost of the REIT in furnishing or rendering the service or providing the management or operation. Furthermore, impermissible services may be furnished to tenants by a TRS subject to certain conditions, and we may still treat rents received with respect to the property as rent from real property.
The term “interest” generally does not include any amount if the determination of the amount depends in whole or in part on the income or profits of any person, although an amount generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage of receipts or sales.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are eligible for relief. These relief provisions will be generally available if our failure to meet the tests was due to reasonable cause and not due to willful neglect and following the identification of the failure to satisfy one or both income tests, a description of each item of gross income is filed in accordance with IRS regulations.
It is not now possible to determine the circumstances under which we may be entitled to the benefit of these relief provisions. If these relief provisions apply, we will be subject to a tax equal to (a) the gross income attributable to the greater of the amount by which we failed the 75% or 95% gross income tests, multiplied by (b) a fraction intended to reflect our profitability.
Asset Tests.   At the close of each quarter of our taxable year, we must also satisfy several tests relating to the nature and diversification of our assets. At least 75% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables arising in the ordinary course of our operations), and government securities and qualified temporary investments. Although the remaining 25% of our assets generally may be invested without restriction, we are prohibited from owning securities representing more than 10% of either the vote or value of the outstanding securities of any issuer other than a qualified REIT subsidiary, another REIT or a TRS (the “10% asset test”). Further, no more than 20% of our total assets may be represented by securities of one or more TRSs (the “20% asset test”) (for tax years beginning after July 30, 2008 and on or before December 31, 2017, 25% of the total value of our assets), and no more than 5% of the value of our total assets may be represented by securities of any non-governmental issuer other than a qualified REIT subsidiary (the “5% asset test”), and not more than 25% of the value of our total assets may be represented by non-qualified publicly offered REIT debt instruments (the “25% asset test”). Each of the 10% asset test, the 20% asset test, the 5% asset test and the 25% asset test must be satisfied at the end of any quarter. There are special rules which provide relief if the value related tests are not satisfied due to changes in the value of the assets of a REIT.
Investments in TRSs.   As described above, REITs are generally prohibited from owning more than 10% of the vote or value of securities in another corporation. However, REITs may own more than 10% of a corporation that is a TRS. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a TRS. A TRS also includes any corporation other than a REIT with respect to which a TRS owns securities possessing more that 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a TRS may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A TRS is subject to income tax as a regular C corporation. A REIT’s ownership of a TRS will not be subject to the 10% asset vote test or the 5% asset test described above, and its operations will be subject to the provisions described above. For taxable years beginning after December 31, 2017, taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. This provision may limit a TRS from utilizing full interest deductions, which would increase taxable income. At this time, we do not have any TRSs.

REMIC.   A regular or residual interest in a REMIC will be treated as a real estate asset for purposes of the REIT asset tests, and income derived with respect to such interest will be treated as interest on an obligation secured by a mortgage on real property, assuming that at least 95% of the assets of the REMIC are real estate assets. If less than 95% of the assets of the REMIC are real estate assets, only a proportionate share of the assets of and income derived from the REMIC will be treated as qualifying under the REIT asset and income tests. All of our historical REMIC certificates were secured by real estate assets, therefore we believe that our historic REMIC interests fully qualified for purposes of the REIT income and asset tests.
Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.    We own interests in various partnerships and limited liabilities companies. In the case of a REIT which is a partner in a partnership, or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described above. Also, the REIT will be deemed to be entitled to its proportionate share of income of that entity. The assets and items of gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets and items of income of partnerships and limited liability companies taxed as partnerships, in which we are, directly or indirectly through other partnerships or limited liability companies taxed as partnerships, a partner or member, are treated as our assets and items of income for purposes of applying the REIT qualification requirements described in this prospectus (including the income and asset tests previously described).
We also own interests in a number of subsidiaries which are intended to be treated as qualified REIT subsidiaries. The Code provides that such subsidiaries will be ignored for federal income tax purposes and that all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as assets, liabilities and such items of our company. If any partnership or qualified real estate investment trust subsidiary in which we own an interest were treated as a regular corporation (and not as a partnership or qualified real estate investment trust subsidiary) for federal income tax purposes, we would likely fail to satisfy the REIT asset test prohibiting a REIT from owning greater than 10% of the voting power of the stock or value of securities of any issuer, as described above, and would therefore fail to qualify as a REIT. We believe that each of the partnerships and subsidiaries in which we own an interest will be treated for tax purposes as a partnership or qualified REIT subsidiary, respectively, although no assurance can be given that the IRS will not successfully challenge the status of any such entity.
Annual Distribution Requirements.   In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders annually in an amount at least equal to:
(1)
the sum of:

(a)
90% of our “real estate investment trust taxable income” (computed without regard to the dividends paid deduction and our net capital gain); and

(b)
90% of the net income, if any (after tax), from foreclosure property; minus

(2)
The excess of certain items of non-cash income over 5% of our real estate investment trust taxable income.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the five-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date we acquired the asset over (b) our adjusted basis in the asset on the date we acquired the asset.
We must pay these annual distributions (1) in the taxable year to which they relate or (2) in the following year if (i) we pay these distributions during January to stockholders of record in either October, November, or December of the prior year or (ii) we elect to declare the dividend before the due date of the tax return (including extensions) and pay on or before the first regular dividend payment date after such declaration.

To the extent that we do not distribute all of our net long-term capital gain or distribute at least 90% but less than 100%, of our “real estate investment trust taxable income,” as adjusted, we will be subject to tax on such amounts at the regular corporate tax rate. Furthermore, we would be subject to an excise tax, as described below, if we should fail to distribute dividends during each calendar year (or, in the case of dividend distributions with declaration and record dates in the last three months of the calendar year, by the end of the following January) at least the sum of:
(1)
85% of our real estate investment trust ordinary income for such year,

(2)
95% of our real estate investment trust capital gain net income for such year, and

(3)
100% of taxable income from prior periods less 100% of dividend distributions from prior periods.

The excise tax to which we would be subject is 4% of the excess of such required dividend distributions over the amounts actually distributed as dividends. Any real estate investment trust taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.
We intend to make timely dividend distributions sufficient to satisfy these annual distribution requirements and to avoid the imposition of the 4% excise tax.
Deductibility of Interest.   Under the TCJA, the deductibility of business interest is generally limited to the extent that net interest expense exceeds 30% of EBITDA (2018 through 2022) or EBIT (beginning in 2022). Under the Coronavirus Aid Relief, and Economic Security Act, the limitation threshold was increased to 50% in 2019 and 2020 only, but for 2021 and following the original 30% limitation applies. Interest expense that exceeds this limit is not deductible in the current tax year but may be carried forward to subsequent years. However, a real property trade or business (such as a REIT) can elect out of the new business interest disallowance regime. If a real property trade or business elects out of interest limitation rules, (i) the cost recovery period for residential real property is extended from 27.5 years to 30 years; (ii) the cost recovery period for non-residential real property is extended from 39 years to 40 years; and (iii) the cost recovery period for qualified improvement property is also extended. The interest limitation provision applies to existing debt and applies at the entity level.
Cost Recovery:   For certain taxpayers, the TCJA permits businesses an immediate write-off of the full cost of new equipment. However, taxpayers that elect to use the business interest real estate exception will see little change to current law cost recovery rules. Such taxpayers must depreciate real property under slightly longer recovery periods: 40 years for nonresidential property, 30 years for residential rental property, and 20 years for qualified interior improvements. However, such taxpayers will be permitted to fully expense land improvements and tangible, personal property used in their real property trade or business from 2018 to 2023.
Failure to Qualify.   If we fail to qualify for taxation as a REIT in any taxable year, and certain relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax for taxable years ending prior to January 1, 2018) on our taxable income at regular corporate rates (now at a single rate of 21% under the TCJA). Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor will any distributions be required to be made. Unless entitled to relief under specific statutory provisions, we will also be disqualified from re-electing our REIT status for the four taxable years following the year during which qualification was lost. It is not possible to state whether we would be entitled to the statutory relief in all circumstances. Failure to qualify as a REIT for even one year could substantially reduce distributions to stockholders and could result in our incurring substantial indebtedness (to the extent borrowings are feasible) or liquidating substantial investments in order to pay the resulting taxes.
State and local taxation.   We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business or reside. The state and local tax treatment of our company may not conform to the federal income tax consequences discussed above.

Taxation of our Stockholders
Taxation of Taxable U.S. Stockholders.   The following summary applies to you only if you are a “U.S. stockholder.” A U.S. stockholder is a stockholder of our shares of stock who, for United State federal income tax purposes, is:
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a citizen or resident alien of the United States;

•
a corporation or partnership or other entity classified as a corporation or partnership for these purposes, created or organized in or under laws of the United States or of any state or in the District of Columbia, unless, in the case of a partnership, Treasury Regulations provide otherwise;

•
an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons, within the meaning of the Code who have the authority to control all substantial decisions of the trust.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of shares of our stock by the partnership.
As long as we qualify as a REIT, distributions made to our taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year or are designated as unrecaptured §1250 gain distributions, which are taxable at a 25% rate) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.
Under the TCJA, individual taxpayers receiving certain types of income from pass-through businesses are entitled, subject to certain exceptions and holding period requirements, to claim a temporary 20% deduction in computing their tax liability with respect to such income. Ordinary dividends received from a REIT are included in the category of income that qualifies for this temporary deduction: The deduction is generally capped at an amount equal to 20% of the excess (if any) of the taxpayer’s taxable income for the year over any net capital gain for the year. In addition, for taxpayers with incomes above certain thresholds, the 20% deduction is limited to the greater of: (1) 50% of the Form W-2 wages paid by the business, or (2) 25% of the Form W-2 wages paid by the business, plus 2.5% of the unadjusted basis, immediately after acquisition, of depreciable property (which includes structures, but not land). However, while other types of pass-through income is subject to the limitation based on Form W-2 wages, REIT dividends are not subject to this wage based restriction.
Under current tax law, qualified dividends and long term capital gains realized by noncorporate taxpayers are now subject to a 20% maximum tax rate. Except in limited circumstances, this reduced tax rate does not apply to dividends paid to you by us on shares of our stock, because generally we are not subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders. The reduced maximum federal income tax rate will apply to that portion, if any, of dividends received by you with respect to shares of our stock held by you that are attributable to (1) dividends received by us from non-REIT corporations or TRS, (2) income from the prior year with respect to which we were required to pay federal corporate income tax during the prior year (if, for example, we did not distribute 100% of our REIT taxable income for the prior year) and (3) distributions by us that we designate as long-term capital gain dividends (except for some distributions taxable to you at a maximum rate of 25%).
Distributions in excess of our current and accumulated earnings and profits will not be currently taxable to you to the extent that they do not exceed the adjusted basis of your stock, but rather will reduce the adjusted basis of such stock. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of your stock, such distributions will be included in income as long-term capital gain (or short-term capital gain if the stock has been held for one year or less) assuming you hold the stock as a capital asset. In addition, any distribution declared in October, November or December of any year and payable to you as a stockholder of record on a specified date in any such month, will be treated as both paid by us and received by you on December 31 of the applicable year, provided that we actually pay the distribution during January of the following calendar year. Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses.
If we elect to retain and pay income tax on any net long-term capital gain, you would include in income, as long-term capital gain, your proportionate share of this net long-term capital gain. You would also receive a refundable tax credit for your proportionate share of the tax paid by us on these retained capital gains and you would have an increase in the basis of your shares of our stock in an amount equal to your includable capital gains less your share of the tax deemed paid.
We will be treated as having sufficient earnings and profits to treat as a dividend any distribution up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed under “Taxation of Our Company — General” and “Taxation of Our Company — Annual Distribution Requirements” above. As a result, you may be required to treat as taxable dividends certain distributions that would otherwise result in a tax-free return of capital. Moreover, any “deficiency dividend” will be treated as a dividend (an ordinary dividend or a capital gain dividend, as the case may be), regardless of our earnings and profits. Any other distributions in excess of current or accumulated earnings and profits will not be taxable to you to the extent these distributions do not exceed the adjusted tax basis of your shares of our stock. You will be required to reduce the tax basis of your shares of our stock by the amount of these distributions until the basis has been reduced to zero, after which these distributions will be taxable as capital gain, if the shares of our stock are held as a capital asset. The tax basis as so reduced will be used in computing the capital gain or loss realized upon sale of the shares of our stock. Any loss upon a sale or exchange of shares of our stock which were held for six months or less (after application of certain holding period rules) will generally be treated as a long-term capital loss to the extent you previously received capital gain distributions with respect to these shares of our stock.
Upon the sale or exchange of any shares of our stock to or with a person other than us or a sale or exchange of all shares of our stock (whether actually or constructively owned) with us, you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your adjusted tax basis in these shares of our stock. This gain or loss will be capital if you held these shares of our stock as a capital asset.
If we redeem any of your shares in us, the treatment can only be determined on the basis of particular facts at the time of redemption. In general, you will recognize gain or loss (as opposed to dividend income) equal to the difference between the amount received by you in the redemption and your adjusted tax basis in your shares redeemed if such redemption results in a “complete termination” of your interest in all classes of our equity securities, is a “substantially disproportionate redemption” or is “not essentially equivalent to a dividend” with respect to you. In applying these tests, there must be taken into account your ownership of all classes of our equity securities (e.g., Common Stock or Preferred Stock). You also must take into account any equity securities that are considered to be constructively owned by you.
If, as a result of a redemption by us of your shares, you no longer own (either actually or constructively) any of our equity securities or only own (actually and constructively) an insubstantial percentage of our equity securities, then it is probable that the redemption of your shares would be considered “not essentially equivalent to a dividend” and, thus, would result in gain or loss to you.
However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and if you rely on any of these tests at the time of redemption, you should consult your tax advisor to determine their application to the particular situation.
Generally, if the redemption does not meet the tests described above, then the proceeds received by you from the redemption of your shares will be treated as a distribution taxable as a dividend to the extent of the allocable portion of current or accumulated earnings and profits. If the redemption is taxed as a dividend, your adjusted tax basis in the redeemed shares will be transferred to any other shareholdings in us that you own. If you own no other shareholdings in us, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.
Gain from the sale or exchange of our shares held for more than one year is taxed at a maximum long-term capital gain rate, which is currently 20% for noncorporate taxpayers. Pursuant to Internal Revenue Service guidance, we may classify portions of our capital gain dividends as gains eligible for the long-term capital gains rate or as gain taxable to individual stockholders at a maximum rate of 25%.
Taxation of Tax-Exempt Stockholders.   In general, a stockholder that is a tax-exempt entity not subject to tax on its investment income will not be subject to tax on our distributions. In Revenue Ruling 66-106, 1966-1 C.B. 151, the IRS ruled that amounts distributed as dividends by a REIT do not constitute unrelated business taxable income as defined in the Code when received by a qualified plan. Based on that ruling, regardless of whether we incur indebtedness in connection with the acquisition of properties, our distributions paid to a stockholder that is a tax-exempt entity will not be treated as unrelated business taxable income, provided that (i) the tax-exempt entity has not financed the acquisition of its stock with acquisition indebtedness within the meaning of the Code and the stock otherwise is not used in an unrelated trade or business of the tax-exempt entity and (ii) we are not a pension-held REIT. This ruling applies to a stockholder that is an organization that qualifies under Code Section 401(a), an IRA or any other tax-exempt organization that would compute unrelated business taxable income, if any, in accordance with Code Section 512(a)(1). However, if we are a pension-held REIT and a qualified plan owns more than 10% of the value of all of our stock, such stockholder will be required to recognize as unrelated business taxable income that percentage of the dividends that it receives from us as is equal to the percentage of our gross income that would be unrelated business taxable income to us if we were a tax-exempt entity required to recognize unrelated business taxable income. A REIT is a pension-held REIT if at least one qualified trust holds more than 25% of the value of all of our stock or one or more qualified trusts, each of whom own more than 10% of the value of all of our stock, hold more than 50% of the value of all of our stock.
For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Code Sections 501(c)(7), (c)(9) and (c)(17) respectively, income from an investment in us will constitute unrelated business taxable income unless the organization is able to deduct amounts set aside or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated by its investment in us. Such prospective stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.
Taxation of Foreign Stockholders.   The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders are complex. We have not attempted to provide more than a summary of these rules. Prospective non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in stock, including any reporting requirements.
Distributions that are not attributable to gain from our sales or exchanges of U.S. real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the stock is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions and may also be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation. We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a non-U.S. stockholder unless (i) a lower treaty rate applies and the holder provides us with a properly executed IRS Form W-8BEN (or successor form) or (ii) the non-U.S. stockholder provides us with a properly executed IRS Form W-8ECI (or successor form) claiming that the distribution is effectively connected income.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder’s stock, but rather will reduce the adjusted basis of such stock. To the extent that distributions in excess of current accumulated earnings and profits exceed the adjusted basis of a non-U.S. stockholder’s stock, such distributions will give rise to tax liability if the non-U.S. stockholder would otherwise be subject to tax on any gain from the sale or disposition of our stock, as described below. If it cannot be determined at the time a distribution is made whether or not distributions will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.
We are required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits, subject to certain exceptions provided in the applicable Treasury Regulations. Thus, to the extent we do not withhold 30% on the entire amount of any distribution, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.
For any year in which we qualify as a REIT, distributions that are attributable to gain from our sales or exchanges of U.S. real property interests will be taxed to a non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 or FIRPTA. Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a non-U.S. stockholder as if such gain were effectively connected with a U.S. business. Non-U.S. stockholders would thus be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) for distributions that are designated as capital gain dividends and at the normal graduated rates for US shareholders on distributions that are not so designated. Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax if a foreign corporate stockholder is not entitled to treaty exemption. We are required by applicable Treasury Regulations to withhold 21% for foreign individuals and 21% for foreign corporations of any distribution that we could designate as a capital gain dividend. This amount is creditable against the non-U.S. stockholder FIRPTA tax liability. If we designate prior distributions as capital gain dividends, then subsequent distributions up to the amount of such prior distributions will be treated as capital gain dividends for purposes of withholding.
Gain recognized by a non-U.S. stockholder upon a sale of our equity securities generally will not be taxed under FIRPTA if we are a “domestically controlled real estate investment trust,” defined generally as a real estate investment trust in which at all times during a specified testing period less than 50% in value of the stock were held directly or indirectly by foreign persons. We currently anticipate that we will be a “domestically controlled real estate investment trust,” and therefore the sale of equity securities will not be subject to taxation under FIRPTA. Additionally, the sale of our equity securities will not be taxed under FIRPTA if the class of stock is regularly traded on an established securities market and the selling non-U.S. stockholder has not held more than 10% of the class of stock at any time during the preceding five-year period. However, gain not subject to FIRPTA will be taxable to a non-U.S. stockholder if the investment in the stock is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain. Also, if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax (unless reduced or exempted by treaty) on the individual’s capital gains. A non-resident alien individual could, however, elect to treat such gain as effectively connected income and pay tax as a U.S. stockholder would. If the gain on the sale of stock were to be subject to taxation under FIRPTA, the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain.
If the proceeds of a disposition of our equity securities are paid by or through a U.S. office of a broker, the payment is subject to information reporting and to backup withholding unless the disposing non-U.S. stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a non-U.S. office of a non-U.S. broker. U.S. information reporting requirements (but not backup withholding) will apply, however, to a payment of disposition proceeds outside the United States if (i) the payment is made through an office outside the United States of a broker that is either (a) a U.S. person, (b) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (c) a controlled foreign corporation for U.S. federal income tax purposes, or (d) a foreign partnership more than 50% of the capital or profits of which is owned by one or more U.S. persons or which engages in a U.S. trade or business and (ii) the broker fails to initiate documentary evidence that the stockholder is a non-U.S. stockholder and that certain conditions are met or that the non-U.S. stockholder otherwise is entitled to an exemption.
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) on certain types of payments made to “non-U.S. financial institutions” and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our stock in each case paid to a “foreign financial institution” or to a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our stock.
Other Tax Consequences.   You should recognize that the present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations of these laws could adversely affect the tax consequences of an investment in us.

SELLING SECURITY HOLDERS
Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC, which are incorporated into this prospectus by reference.
PLAN OF DISTRIBUTION
Initial Offering And Sale Of Securities
We may sell the securities being offered hereby, from time to time, by one or more of the following methods:
•
to or through underwriting syndicates represented by managing underwriters;

•
through one or more underwriters without a syndicate for them to offer and sell to the public;

•
through dealers or agents; and

•
to investors directly in negotiated sales or in competitively bid transactions.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:
•
the name or names of any selling security holders, underwriters, dealers or agents;

•
the purchase price of the offered securities and the proceeds to us from such sale;

•
any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange on which such offered securities may be listed.

Any underwriter, agent or dealer involved in the offer and sale of any series of the securities will be named in the prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
•
at fixed prices, which may be changed;

•
at market prices prevailing at the time of the sale;

•
at varying prices determined at the time of sale; or

•
at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:
•
whether that offering is being made by us, or certain holders of our securities;

•
whether that offering is being made to underwriters or through agents or directly;

•
the rules and procedures for any auction or bidding process, if used;

•
the securities’ purchase price or initial public offering price; and

•
the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
Sales Through Underwriters
If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.
Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.
Sales Through Agents
Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.
Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us or any selling security holders and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them. If so indicated in the applicable prospectus supplement, we, or any selling security holders, may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.
Direct Sales
We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.
General Information
Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both (this compensation to a particular broker-dealer might be in excess of customary commissions).
Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Some of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Selling security holders that participate in the distribution of the offered securities, and any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Additionally, because any selling security holders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, selling security holders may be subject to the prospectus delivery requirements of the Securities Act.
We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:
•
the name of any participating broker, dealer, agent or underwriter;

•
the number and type of securities involved;

•
the price at which such securities were sold;

•
any securities exchanges on which such securities may be listed;

•
the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

•
other facts material to the transaction.

Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.
Our common stock is listed on the New York Stock Exchange under the symbol “LTC.” Except as otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.
In order to facilitate the offering of certain securities under this prospectus, an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.
In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

LEGAL MATTERS
The validity of the securities offered and certain Maryland law matters in connection with this offering will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland. Certain tax matters will be passed upon for us by Reed Smith LLP, Pittsburgh, Pennsylvania. Certain legal matters will be passed upon for us by Reed Smith LLP, New York, New York. Reed Smith LLP will rely on the opinion of Ballard Spahr LLP as to matters of Maryland law. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.
EXPERTS
The consolidated financial statements of LTC Properties, Inc. appearing in LTC Properties, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of LTC Properties, Inc.’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You can review our SEC filings by accessing the SEC’s website at http://www.sec.gov. You also inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
Our website is www.ltcreit.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is considered part of this prospectus and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference.
We incorporate by reference the documents listed below that we have filed with the SEC:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed on February 17, 2022.

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 20, 2021.

•
The description of our common stock contained in our registration statement on Form 8-A, including any amendment or report for the purpose of updating such description.

In addition, all documents we file (other than documents or portions of documents that under applicable SEC rules are furnished instead of filed) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all documents incorporated by reference into this prospectus. You may direct such requests to:
LTC Properties, Inc.
2829 Townsgate Road, Suite 350
Westlake Village, CA 91361
Attn: Investor Relations
(805) 981-8655

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by LTC Properties, Inc.
Securities and Exchange Commission registration fee	$	*
Transfer agent’s and trustee’s fees and expenses		**
Printing and engraving expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous expenses		**
Total	$	**

*
Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.

**
An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.   Indemnification of Officers and Directors
The LTC Properties, Inc. Articles of Restatement (“Charter”) provide that, to the fullest extent permitted under the Maryland General Corporation Law (“MGCL”), no director or officer of the registrant shall have any liability to the registrant or its stockholders for monetary damages for any breach of any duty owed by such director or officer of the registrant or any of its stockholders. The MGCL provides that a corporation’s charter may include a provision which restricts or limits the liability of directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.
The Charter provides that the registrant shall indemnify its currently acting and its former directors to the fullest extent permitted by the MGCL, and that the registrant shall have the power to indemnify by express provision in its bylaws, by agreement, or by majority vote of either its stockholders or disinterested directors, its present and former officers. The MGCL provides that a corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. The MGCL permits Maryland corporations to indemnify their officers, employees or agents to the same extent as directors and to such further extent as is consistent with law. The registrant’s bylaws provide that officers of the registrant shall be entitled to such indemnification by the registrant on account of matters resulting in their capacities as officers to the same extent provided with respect to directors by the Charter, except to the extent that the Board of Directors may otherwise prospectively determine in any situation.
In addition to the circumstances in which the MGCL permits a corporation to indemnify its directors and officers, the MGCL requires a corporation to indemnify its directors and officers in the circumstances described in the following sentence, unless limited by the charter of the corporation. A director who has been successful, on the merits or otherwise, in defense of any proceeding or in the defense of any claim, issue, or matter in the proceeding, to which he or she is made a party by reason of his service as a director, shall be indemnified against reasonable expenses incurred by him or her in connection with the proceeding, claim, issue, or matter in which the director has been successful. The Charter does not alter this requirement.
The registrant currently maintains Directors and Officers liability insurance.
Item 16.   Exhibits
1.1	Form of Underwriting Agreement*
3.1	LTC Properties, Inc. Articles of Restatement (incorporated by reference to Exhibit 3.1.2 to the registrant’s Current Report on Form 8-K (File No. 1-11314) filed June 1, 2016)
3.2	Bylaws of LTC Properties, Inc., as Amended and Restated February 11, 2021 (incorporated by reference to Exhibit 3.2.1 to the registrant’s Annual Report on Form 10-K (File No. 1-11314) filed February 18, 2021)
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s Form S-3ASR (No. 333-229966) filed February 28, 2019)
4.2	Form of Preferred Stock Certificate*
4.3	Form of Warrant Agreement (Form of Warrant included therein)*
4.4	Form of Senior Indenture (Form of Senior Debt Security included therein)
4.5	Form of Subordinated Indenture (Form of Subordinated Debt Security included therein)
4.6	Form of Deposit Agreement (Form of Receipt included therein)*
4.7	Form of Unit Agreement*
4.8	Description of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.1 to the registrant’s Annual Report on Form 10-K (File No. 1-11314) filed February 18, 2021)
5.1	Opinion of Ballard Spahr LLP, regarding the legality of the securities being registered
8.1	Tax Opinion of Reed Smith LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Ballard Spahr LLP (contained in Exhibit 5.1)
23.3	Consent of Reed Smith LLP (contained in Exhibit 8.1)
24.1	Power of Attorney (contained on signature page)
25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939**
25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939**
107	Filing Fee Table

*
To be filed by an amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference if the registrant enters into any such agreement or issues any such instrument in connection with the offer of any securities registered hereunder.

**
Where applicable, to be incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 17th day of February, 2022.
LTC PROPERTIES, INC.
By:	/s/ Pamela Shelley-Kessler Pamela Shelley-Kessler Co- President, Chief Financial Officer and Corporate Secretary
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wendy L. Simpson and Pamela Shelley-Kessler, and each of them, as his or her attorneys-in-fact, each with power of substitution, in any and all capacities to sign any amendments, supplements, subsequent registration statements relating to the offering to which this registration statement relates, or other instruments he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or any of them, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
/s/ Wendy L. Simpson Wendy L. Simpson	Chairman and Chief Executive Officer, and Director (Principal Executive Officer)
/s/ Pamela Shelley-Kessler Pamela Shelley-Kessler	Co-President, Chief Financial Officer and Corporate Secretary (Principal Financial Officer and Principal Accounting Officer)
/s/ Boyd Hendrickson Boyd Hendrickson	Director
/s/ Cornelia Cheng Cornelia Cheng	Director
/s/ James J. Pieczynski James J. Pieczynski	Director
/s/ Devra G. Shapiro Devra G. Shapiro	Director
/s/ Timothy J. Triche Timothy J. Triche	Director